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                                                                        EXHIBIT 12.1
                                                                 PHP HEALTHCARE CORPORATION
                                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                         (IN THOUSANDS OF DOLLARS, EXCEPT RATIO DATA)


                                                                                                  Nine Months Ended
                                                  Year ended April 30                                 January 31
                                      --------------------------------------------------------    -------------------
                                        1991        1992       1993        1994         1995        1995        1996
                                      -------     -------     -------    -------      -------     -------     -------
Income (loss) from
  continuing operations
  before income taxes                 $ 6,150     $ 7,074    $ (5,562)  $ (12,469)    $ 1,487     $   779     $ 8,968
Add:
  Interest charges and
    bank charges                        1,061         283       1,071       3,288       2,209       1,760       2,076
  Interest portion of
    rentals                               767         867       1,083       1,033       1,433       1,075         816
                                      -------     -------     -------     -------     -------     -------     -------
Income available for fixed
  charges                             $ 7,978     $ 8,224    $ (3,408)   $ (8,148)    $ 5,129     $ 3,614     $11,860
                                      -------     -------     -------     -------     -------     -------     -------
                                      -------     -------     -------     -------     -------     -------     -------
Fixed charges
  Interest and bank
    charges                             1,061         283       1,071       3,288       2,209       1,760       2,076
  Interest portion of
    rentals                               767         867       1,083       1,033       1,433       1,075         816
                                      -------     -------     -------     -------     -------     -------     -------
Total fixed charges                   $ 1,828     $ 1,150     $ 2,154     $ 4,321     $ 3,642     $ 2,235     $ 2,892
                                      -------     -------     -------     -------     -------     -------     -------
                                      -------     -------     -------     -------     -------     -------     -------
Ratio of earnings (loss)
  to fixed charges                       4.36        7.15       (1.58)      (1.89)       1.41        1.27        4.10
                                      -------     -------     -------     -------     -------     -------     -------
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